Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264472 on Form N-2 of our report dated March 17, 2023, relating to the consolidated financial statements of Blackstone Private Credit Fund and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of Blackstone Private Credit Fund for the year ended December 31, 2022.

We also consent to the reference to us under the headings “Financial Highlights” and “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 18, 2023